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                                                                    Exhibit 3.68


                               OPERATING AGREEMENT
                                       OF
                                [NAME OF ENTITY]

         THIS OPERATING AGREEMENT OF _________________________________________
is entered into effective as of ____________________, by __________________, a
___________________________, who agrees to form a limited liability company upon the following terms and conditions:

1. FORMATION AND TERM.

         1.1. Formation.

         The Company was formed upon the issuance of its certificate of organization by the Virginia State Corporation Commission ("SCC") on ___________________________________________ ("Effective Date").

         1.2. Term.

         The term of the Company began upon the Effective Date and shall continue in perpetuity unless sooner terminated in accordance with this Agreement.

2. DEFINITIONS.

         The following terms used in this Agreement shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

                  "Act."

                  The Virginia Limited Liability Company Act as set forth in the Code of Virginia, as it may be amended or superseded from time to time.

                  "Affiliate or Affiliated Person."

                  When used with reference to a specified person:

                  (i) Any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the specified person;

                  (ii) Any person that is an officer of, partner in, or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified person is an officer, partner, or trustee, or with respect to which the specified person serves in a similar capacity;

                  (iii) Any person that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of, or otherwise has a substantial beneficial interest in, the specified person or of which the specified person is directly or indirectly the owner of 10% or more of any class of equity securities or in which the specified person has a substantial beneficial interest; and

                  (iv) Any relative or spouse of the specified person.


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                  "Agreement."

                  This Operating Agreement, as originally executed and as amended from time to time, as the context requires.

                  "Bankruptcy."

                  The entry of an order for relief with respect to a Member in proceedings under the United States Bankruptcy Code, as amended or superseded from time to time.

                  "Board."

                  "Board" shall have the meaning set forth in Section 8.1 of this Agreement.

                  "Capital Account."

                  As of any date, with respect to any Member, the capital account maintained for that Member as determined under Section 6.1 and the Tax Compliance Addendum.

                  "Capital Contribution."

                  The total amount of money and agreed upon fair market value of property and services contributed to the Company by a Member or its predecessor in interest on the date of contribution.

                  "Code."

                  The Internal Revenue Code of 1986, as amended from time to time.

                  "Company."

                  _____________________________________________________, the
limited liability company organized and existing under this Agreement and the Act.

                  "Debt Service."

                  The total of all payments, including principal and interest, due with respect to any loans to the Company or to which the property or assets of the Company are subject.

                  "Disposition."

                  The sale, transfer (whether by gift, devise, intestate succession, operation of law, or otherwise), assignment, or other disposition of or mortgage, hypothecation, or other encumbrance of a Membership Interest or all or any portion of any right(s) related in any way to a Membership Interest, including, but not limited to, rights or interest in capital, profits and losses, distributions, or otherwise.

                  "Fiscal Year."

                  The Fiscal Year the Company shall end on December 31 of each year, unless otherwise required by Section 706(b) of the Code.



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                  "Major Decision."

                  "Major Decision" or "Major Decisions" shall require the consent of Members representing two thirds of the outstanding Membership Interests in order to be considered authorized Company actions and Major Decisions shall include the following decisions:

                  (i) To issue guaranties or otherwise become liable in respect of the indebtedness or obligations of another party;

                  (ii) To settle any claim in excess of $50,000 against an insurer in respect of property insurance;

                  (iii) To change the business of the Company, enter into any additional business not contemplated hereby, suspend the business of the Company, or change the name of the Company or of the Facility or any portion thereof;

                  (iv) Except as permitted under Section 5.3, to admit any other person as a Member of the Company;

                  (v) To agree to, or permit a confession of judgment against the Company;

                  (vi) To file or cause the Company to file a voluntary petition for bankruptcy, insolvency, appointment of a receiver or any other proceedings for relief from creditors in any state or federal court; and

                  (vii) Except as provided in Section16.2, to amend this Operating Agreement.

         Whenever an approval two thirds of Membership Interests is required with respect to a Major Decision, the Board shall deliver to Members a written request for approval ("Request for Approval") which shall include such explanation, information and materials as reasonably necessary to enable Members to evaluate the decision or decisions for which approval is requested. Members agree to act promptly and in any event within fifteen (15) business days following receipt of a complete Request for Approval to review any decision and the information or materials provided by the Board, and to make a decision and convey such decision in writing to the Board. The failure of a Member to act within fifteen (15) business days shall constitute approval of the course of action recommended in writing by the Board.

                  "Majority in Interest"

                  An amount of outstanding Membership Interests greater than fifty percent.

                  "Manager."

                  "Manager" or "Managers" shall have the meaning set forth in
Section 8.1 of this Agreement.

                  "Members."

                  The persons so identified on Exhibit A and any person that becomes an additional or substituted Member under this Agreement.



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                  "Membership Interest."

                  The ownership interest, expressed as a percentage, of a Member in the Company at any particular time, initially as set forth on Exhibit A, including the right of the Member to any and all benefits to which the Member is entitled and obligations to which it is subject under the Agreement.

                  "Net Cash from Operations."

                  For any Fiscal Year, the excess of Operating Revenues over the sum of (1) Operating Expenses of the Company paid in cash during the year; (2) Debt Service; and (3) any reasonable reserves as determined by the Board for Operating Expenses, for the repair, replacement, or preservation during the current or subsequent years of any Company asset, for Debt Service, or for contingencies and unanticipated obligations. In the event of the dissolution of the Company and pending a sale or other disposition of the assets of the Company in conjunction thereof, Net Cash from Operations shall be added to Net Proceeds from Sale and shall thereafter be deemed to be Net Proceeds from Sale for all purposes.

                  "Net Proceeds from Financing."

                  Net cash realized by the Company from borrowing by the Company or refinancing of indebtedness of the Company, reduced by (1) all expenses related to the borrowing or refinancing; (2) the amount applied toward the payment of any indebtedness of the Company; and (3) reasonable reserves to satisfy other obligations of the Company, operating expenses or anticipated capital expenditures.

                  "Net Proceeds from Sale."

                  Net cash realized by the Company from the sale, exchange, condemnation, or other disposition of all or a portion of the Project or other capital assets of the Company or from policies of insurance for damage to, or destruction of, or defects of title to, capital assets (but if insurance proceeds are applied, or are to be applied, to repairing or replacing the assets damaged or destroyed or curing defects of title, only to the extent those proceeds exceed the actual or estimated costs thereof), reduced by (1) all expenses related to the transaction; (2) the amount applied toward the payment of any indebtedness of the Company; and (3) reasonable reserves to satisfy other obligations of the Company or anticipated capital expenditures.

                  "Net Profits or Net Losses."

                  These terms shall have the meaning given in the Tax Compliance Addendum.

                  "Operating Expenses."

                  All costs and expenses of ownership and operation of the Company and the Facility, including, but not limited to, ground rent, costs of operation, taxes, insurance premiums, utility costs, charges for cleaning and cleaning supplies, costs of repairs and maintenance, costs and fees associated with management, payroll costs, costs for general, administrative and overhead, audit and appraisal expenses, management fees and commissions, any other expenses incurred in the ordinary course of operating the Project and the Company, and reserves for operating expenses and capital expenditures.


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                  "Operating Revenues."

                  All cash revenue from the operation of the Facility (excluding refundable deposits or unearned rent), interest income received during the year, and reserves set aside in prior years and no longer deemed necessary for the Company's business.

                  "Prime Rate."

                  The prime rate (or base rate) reported in the "Money Rates" column or section of The Wall Street Journal as being the base rate on corporate loans at larger U.S. Money Center banks on the first date on which The Wall Street Journal is published in each month.

                  In the event The Wall Street Journal ceases publication of the Prime Rate, then the "Prime Rate" shall mean the "prime rate" or "base rate" announced by the bank with which the Company has its principal banking relationship (whether or not such rate has actually been charged by that bank) or as otherwise designated by the Board. In the event that bank discontinues the practice of announcing that rate, Prime Rate shall mean the highest rate charged by that bank on short-term, unsecured loans to its most credit-worthy large corporate borrowers.

                  "Regulations."

                  Regulations issued under the Code by the Department of the Treasury, as amended from time to time.

3. NAME, OFFICE OF COMPANY, AND REGISTERED AGENT.

         3.1. Name.

                  The name of the Company is __________________________________.
The business of the Company may be conducted under such trade or fictitious names as the Board may determine.

         3.2. Principal Office.

                  The principal office of the Company, at which the Company's records are to be kept, shall be at ___________________________________________, or such other place as the Board may determine. The Board shall give notice to the Members of any change of the principal office.

         3.3. Registered Agent.

                  The Company's agent for service of process in the Commonwealth of Virginia shall be _______________________________________________, or such other person as the Board may designate.

         3.4. The Company shall be qualified to transact business in such other jurisdictions, and appoint such registered agents, as is deemed necessary from time to time by the Board.



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4. BUSINESS OF THE COMPANY.

         The Company shall be authorized to conduct any lawful business permitted under the laws of the Commonwealth of Virginia and all activities necessary, incidental or related thereto.

5. MEMBERS, MEMBERSHIP INTERESTS, CAPITAL, AND FINANCIAL OBLIGATIONS.

         5.1. Members, Membership Interests, and Capital Contributions.

                  (a) The names and Membership Interests of the Members are set forth on Exhibit A.

                  (b) The Initial Capital Contributions of the Members, which the Members agree have already been made or will be made simultaneously with the execution of the Agreement, are set forth on Exhibit A.

         5.2. Additional General Provisions on Capital and Obligations of
Members.

                  (a) No Member shall have any right to be repaid such Member's Capital Contributions in favor of any other Member.

                  (b) No Member shall be entitled to be paid interest on its Capital Contributions or Capital Account.

                  (c) No Member shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Company, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Member or withdrawn Member any part of such Member's Capital Contributions to the Company for so long as the Company continues in existence.

                  (d) The liability of each Member for the losses, debts, liabilities, and obligations of the Company shall be limited to the balance of its Capital Account, its share of any undistributed assets of the Company, and (only to the extent required by the Act or other applicable law) any amounts previously distributed to it from the Company. No Member shall be required to make additional capital contributions nor shall any Member be required to guarantee any Company obligations.

                  (e) If the Company requires additional capital, then the Board may cause the Company to borrow from the Members upon such terms and conditions as Members willing to lend such money may require as a condition of making such loans available; provided that the terms of any such Member loans shall commensurate with rates of interest and repayments terms then prevailing in the commercial loan market; and provided, further, that all Members shall have a pro rata opportunity to participate in the funding of such loans. If no Members are willing to lend funds, then the Board shall have the authority to cause the Company to borrow funds from third party lenders on such terms and conditions as are required to obtain such funds.


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         5.3.     Disposition of Membership Interests

                  (a) Except as permitted by Section 5.3(b), no Member may make a Disposition of all or any part of its Membership Interest to any person that is not a Member without compliance with Section 5.3(b). Any Disposition to a person that is not a Member not made in compliance with Section 5.3(b) shall be void ab initio.

                  (b) If a Member wishes to make a Disposition of all or a part of its Membership Interest to a person that is not a Member, it shall give the other Members a Selling Notice, specifying in writing the price, conditions and terms upon which it is willing to sell. The other Members shall have the option to purchase the entire offered Membership Interest at the price and upon the conditions and terms set forth in the Selling Notice. The option may be exercised by giving notice to the offering Member within thirty (30) days from the date the Selling Notice is given. If more than one Member desire to purchase, they may purchase the entire offered Membership Interest in proportion to their respective Membership Interests, unless they otherwise agree. The closing of the purchase shall be not more than sixty (60) days from the date of the Selling Notice. If no Member elects to purchase, then the offering Member may make a Disposition of the entire offered Membership Interest at a price not below nor upon terms more advantageous to the purchaser than those contained in the Selling Notice. If the Disposition is not made and consummated within seventy-five (75) days after the date of the Selling Notice, the offering Member may not thereafter dispose of all or any part of its Membership Interest without again complying with this Section.

6. TAX MATTERS.

         6.1. Maintenance of Member Capital Accounts.

                  A separate Capital Account shall be established and maintained for each Member throughout the term of the Company in accordance with the Tax Compliance Addendum and the Code and applicable Regulations that must be complied with in order for the allocations of Net Profits and Net Losses to have "economic effect" under such Regulations.

         6.2. Allocations of Net Profits, Net Losses, and Credits of the
Company.

                  Except as otherwise expressly provided herein, Net Profits and Net Losses, or specific items thereof, and tax credits for a Fiscal Year, shall be allocated among the Members for the Fiscal Year as provided in the Tax Compliance Addendum appended hereto as Exhibit B.

         6.3. Tax Year and Accounting Matters.

                  The taxable year of the Company shall be the Fiscal Year. The Company shall adopt such methods of accounting and file its tax returns on the methods of accounting determined by the Board.

         6.4. Tax Elections.

                  The Board shall, upon the request of a Majority in Interest of the Members, or, in the case of the election under ss. 754 of the Code, upon the request of any Member, make all elections required or allowed under the Code or the Regulations including, but not limited to, elections affecting the amount, timing, availability, or allocation of tax credits, elections pursuant to ss.ss. 168, 709, and 754 of the Code and the Regulations interpreting ss. 704(b) of the Code, and all elections required or allowed under state or local law or regulations. Unless approved by a Majority in Interest of the Members, no election shall be made that would create a benefit to one or more Members and a detriment to the other Members.



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         6.5. Tax Returns.

                  The Board shall cause to be prepared all applicable tax returns at the expense of the Company. The Board shall timely file each year all applicable federal, state, and local tax returns of the Company, subject to its right to so file an extension The Board shall furnish to each Member any schedules or additional information reasonably required by a Member in order for the Member to file such Member's tax returns and fulfill such Member's financial reporting obligations in a timely manner.

         6.6. Tax Matters Partner.

                  The undersigned Member shall be the "Tax Matters Partner," as that term is defined in Code Section 6321(a)(7), but each Member shall otherwise be considered to have retained such rights (and obligations, if any) as are provided for under this Agreement or the Code with respect to any consent, examination, proposed adjustment or proceeding relating to Company items.

         6.7. IRS Proceedings.

                  The Board shall promptly give notice to the Members of the proposed audit or adjustments of any Company tax returns, shall promptly give notice to the Members of the time and place of meetings with representatives of the Internal Revenue Service, and shall promptly provide the Members with copies of all communications to and from the Internal Revenue Service.

         6.8. Not Foreign Person.

                  Each Member hereby certifies, and shall, if so reasonably requested by any Member, recertify under penalty of perjury, that it is not a "foreign person" within the meaning of Section 1445 of the Code.

         6.9. Intention of Members.

                  The Members acknowledge that it is their intent that the Company will be considered a "partnership" under subchapter K of the Code and that the Company will not be subject to any federal or state income taxation. If, as a result of changes in the Code, Regulations, or otherwise, tax counsel to any Member advises that the Company is or may become subject to federal income taxation, all Members agree to use reasonable best efforts to amend this Agreement, modify the form of business entity, or take any other reasonable action necessary to achieve the Members' intention, provided that such action shall not materially adversely change the approval rights or liability of the Members.

7. DISTRIBUTIONS.

         7.1. Net Cash from Operations.

                  Net Cash from Operations shall be distributed to the Members pro rata in proportion to their respective Membership Interests.

         7.2. Net Proceeds from Financing.

                  Net Proceeds from Financing shall be distributed to the Members in the same manner as in Section 7.1, above.

         7.3. Net Proceeds from Sale.

                  Except as provided in the Tax Compliance Addendum, Net Proceeds from Sale shall be distributed to the Members in the same manner as in
Section 7.1, above.


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         7.4. Mid-Year Transfers.

                  In the case of all or part of any Membership Interest that has been transferred during the Fiscal Year, unless otherwise agreed by the parties:

                  (a) Net Cash from Operations shall be distributed to the holder of the Membership Interest on the date of distribution.

                  (b) Net Proceeds from Sale or Financing allocable to the Membership Interest (or portion of a Membership Interest) shall be distributed to the holder of the Membership Interest on the date of distribution.

         7.5. Distributions to Pay Taxes.

                  (a) The Company shall use its best efforts to distribute sufficient Net Cash from Operations to the Members each year to provide each Member with sufficient cash to fund the payment of federal and state income tax liabilities attributable to such Member's interest in the Company. The Board shall take this goal into account in formulating any cash flow plan for the Company. For this purpose, the Board shall make a theoretical calculation of the Members tax liabilities based on reasonable assumptions and projections of the Members' taxable income and the character thereof, including the then prevailing maximum regular or alternative minimum Federal, state and local tax rates, income based on the net cumulative amount of taxable income attributable to the Company (i.e., income shall be netted against loss on a cumulative basis to the extent that such offsets are allowable under then prevailing law and regulations), and utilization of all items of loss and credit.

                  (b) Such distributions to pay taxes shall be made to the Members in proportion to their respective allocable shares of Net Profits calculated above for such Fiscal Year determined in accordance with the provisions of the attached Tax Compliance Addendum hereof.

                  (c) The Board, shall, in its reasonable discretion, adjust the rates of such distributions and the method of calculation provided for in this
Section 7.5 to reflect varying rates of taxation for unearned income, long-term capital gains, or similar items, to account for tax liability arising as a result of the application of the alternative minimum tax for individuals, or any other changes made to the Code or the Virginia income tax laws that has the effect of requiring the Member to pay more or less of those taxes on income generated by the Company's operations.

                  (d) The distributions to pay taxes required by this Section
7.5 shall not be made if, in the reasonable opinion of the Board, such distributions would significantly impair the Company's financial status and impair its ability to conduct business operations as contemplated. Furthermore, such distributions shall not be made in contravention of applicable laws of the Commonwealth of Virginia.

                  (e) To the extent the Company does not distribute cash to pay taxes for any given Fiscal Year, the Company shall distribute such cash in subsequent years after making distributions for current taxes of such years and prior to making any other distributions.

         7.6. Interim Distributions.

                  The Board, in its reasonable discretion, shall make interim distributions of cash to pay taxes or of Net Cash from Operations during a Fiscal Year; provided, however, that when financial statements for each Fiscal Year are complete, the amount properly distributable to the Members for that Fiscal Year shall be determined and the interim distributions of cash to pay taxes, Net Proceeds from Operations, and all other distributions to the Members (both for that Fiscal Year, and, if need be, for subsequent Fiscal Years), shall be adjusted to reflect the amount properly distributable to each Member for that Fiscal Year.



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8. MANAGEMENT.

         8.1. Designation of Managers.

                  (i) The Members hereby agree that the responsibility for managing the business and affairs of the Company shall be delegated to three (3) managers (each of such managers of the Company being hereinafter referred to individually as a "Manager" and collectively as the "Managers" or the "Board") and hereby consents to the election of __________________________________ as the Managers of the Company.

                  (ii) The Managers shall serve and continue in such office throughout the entire term of the Company unless sooner removed by written action of the Members by operation of law, by order or decree of any court of competent jurisdiction, or by voluntary resignation or upon the dissolution, liquidation and termination of a Manager.

                  (iii) In the event of the resignation, removal or termination for any reason whatsoever of a Manager, the written consent of the Members shall be required to designate a new manager.

                  (iv) The Board shall in each case act by a majority of Managers in office. The Board is hereby authorized to appoint one or more officers of the Company (each, an "Officer"), including, without limitation, a President, a Secretary, one or more Vice Presidents and one or more Assistant Vice Presidents and Assistant Secretaries. Each such Officer shall have delegated to him or her the authority and power to execute and deliver on behalf of the Company any and all such contracts, certificates, agreements, instruments and other documents, and to take any such action, as the Board deems necessary or appropriate, all as may be set forth in a written delegation of authority executed by the Board. The Officers shall serve at the pleasure of the Board, and the Board may remove any person as an Officer and/or appoint additional persons as Officers, as the Board deems necessary or desirable. Any person or entity dealing with the Company may conclusively presume that an Officer specified in such a written delegation of authority who executes a contract, certificate, agreement, instrument or other document on behalf of the Company has the full power and authority to do so and each such document shall, for all purposes, be duly authorized, executed and delivered by the Company upon execution by such Officer. By execution hereof, the Members hereby appoint as the initial Officers the persons specified in Exhibit C attached hereto, who shall hold the office set forth opposite his or her name.

         8.2. Management.

                  (a) Subject to the receipt of approval by two-thirds of the Membership Interests with respect to Major Decisions, the Board shall otherwise have the exclusive right to manage the business of the Company and to make all decisions regarding the business of the Company. The Board may delegate prescribed functions to any employee, agent, or consultant of the Company or the Board.

                  (b) Subject to the receipt of approval by two-thirds of the Membership Interests with respect to Major Decisions, the Board is otherwise granted the right, power, and authority to do in the name of, and on behalf of, the Company all things that, in its sole judgment, are necessary, proper, or desirable to carry out the purposes of the Company.

                  (c) All actions taken by the Board on behalf of the Company from the date of its organization to the date of this Agreement are ratified and confirmed.


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         8.3. Duties of the Board.

                  (a) The Board shall provide for the business and operation of the Company and the Facility and shall devote so much of its time thereto as it determines to be necessary for the efficient operation and management of the Company's business.

                  (b) Not less often than once each Fiscal Year, and on or before January 1st of such year, beginning January 1, 2000, the Board shall prepare and submit to the Members an annual Budget for such Fiscal Year. The Budget shall be considered and approved as set out in Section 8.5.

         8.4. Execution of Documents.

                  (a) Any instrument may be executed and delivered on behalf of the Company by a Manager or Officer, including any deed, deed of trust, note, or other evidence of indebtedness, lease agreement, security agreement, financing statement, contract of sale, or other instrument purporting to convey or encumber, in whole or in part, any or all of the assets of the Company, at any time held in its name, or any receipt or compromise or settlement agreement with respect to the accounts receivable and claims of the Company; and no other signature shall be required for any such instrument to be valid, binding, and enforceable against the Company in accordance with its terms. All persons may rely thereon and shall be exonerated from any and all liability if they deal with a Manager of Officer on the basis of documents approved and executed on behalf of the Company by the Manager.

                  (b) Any person dealing with the Company or its Managers, Officers or Members may rely upon the certificate signed by a Manager as to:

                           (i) the identity of the Members, Managers or
Officers;

                           (ii) acts by the Members, Managers or Officers;

                           (iii) any act or failure to act by the Company or as
to any other matter whatsoever involving the Company or any Member, Manager or Officer.

         8.5. Budget Process.

                  On or before the date of the annual meeting of the Company, the Members shall meet to review, amend and approve the proposed Budget referenced in Section 8.3(b). The Budget must be approved, in writing, by the Members. Additions or amendments may be proposed by the Board and must be approved by the Members.

         8.6. Annual Meeting.

                  The annual meeting of the Company shall be held on the second Tuesday in January of each Fiscal Year.

9. COMPENSATION AND REIMBURSEMENT OF MEMBERS AND AFFILIATES.

         9.1. Compensation for Management Services.

                  No Manager or Officer shall receive no compensation for its services rendered to the Company as Manager or Officer.



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         9.2. Expenses.

                  The Managers, Officers and the Members shall be entitled to have the Company pay, or to be reimbursed by the Company for, all expenses reasonably incurred by it in connection with Company business as long as such expenses are reasonably contemplated by the Budget.

10. RIGHTS AND POWERS OF THE MEMBERS AND EXERCISE OF RIGHTS AND POWERS.

         The Members shall have no right to control or manage, nor shall they take any part in the control or management of, the Company business, but they may exercise the rights and powers of Members under this Agreement.

11. AUTHORITY OF THE BOARD, OFFICERS AND MEMBERS, AND AFFILIATES TO DEAL WITH THE COMPANY.

         11.1. Transaction of Business.

                  The Board may cause the Company to transact business with the Board, any Member, or any Affiliate thereof for the performance of services or purchase of goods or other property that may at any time be reasonably required in carrying on the business of the Company; except that the compensation or price therefor shall not exceed that prevailing in arm's length transactions by others rendering similar services on comparable transactions as an on-going activity in the same geographical area. Provided, however, if such business falls into the category of a Major Decision, then the provisions contemplated in this Agreement for approval of Major Decisions shall apply.

12. EXCULPATION AND INDEMNIFICATION OF THE MANAGERS AND OFFICERS.

         12.1. Exculpation of the Managers and Officers.

                  The Manager and Officers of the Company shall not be liable, responsible, or accountable in damages or otherwise to the Company or to any Member, or to any successor, assignee, or transferee of the Company or of any Member, for any losses, claims, damages, or liabilities arising from (i) any act performed, or the omission to perform any act, within the scope of the authority conferred on the Manager and Officers by this Agreement, except by reason of acts or omissions of a Manager or Officer found by a court of competent jurisdiction upon entry of a final judgment to be due to bad faith, fraud, willful misconduct, or a knowing violation of the criminal law; (ii) the performance by a Manager or Officer of, or the omission to perform, in good faith any acts on advice of legal counsel, accountants, or other professional consultants to the Company; or (iii) the negligence, dishonesty, or bad faith of any consultant, employee, or agent of the Company selected or engaged by a Manager or Officer in good faith.

         12.2. Indemnification and Advances to the Manager and Other Persons.

                  (a) The Company shall, subject to the limitations of Section 12.1, indemnify, defend, and hold each Manager and Officer harmless from and against, and hold the Company's and the Manager's or Officer's respective Affiliates, agents, employees, advisors, consultants, and other independent contractors harmless from and against any loss, liability, damage, fine, judgment, penalty, attachment, cost, or expense, including reasonable attorneys' fees, arising from any demands, claims, or lawsuits against the Manager or Officer or the Company's or the Manager's of Officer's respective Affiliates, agents, employees, advisors, consultants, or other independent contractors, in or as a result of or relating to its capacity, actions, or omissions as a

Manager of Officer, or as an Affiliate, agent, employee, advisor, consultant, or other independent contractor of the Company, the Board or a Manager or Officer, or arising from or relating to the business or activities undertaken on behalf of the Company, including, without limitation, any demands, claims, or lawsuits initiated by a Member; provided that the acts or omissions of the Manager or Officer or the Company's or the Manager's of Officer's Affiliate, agent, employee, advisor, consultant, or other independent contractor seeking indemnification are not found by a court of competent jurisdiction upon entry of a final judgment to be the result of bad faith, fraud, willful misconduct, or a knowing violation of the criminal law of the person seeking indemnification, or to have violated such a lesser standard of conduct as under applicable law affirmatively prevents indemnification hereunder. The termination of any action, suit or proceeding by judgment, order, settlement, plea of nolo contendere or its equivalent, or conviction shall not, of itself, create a presumption that the Manager of Officer or the Company's or the Manager's or Officer's respective Affiliates, agents, employees, advisors, consultants, or other independent contractors shall not be entitled to indemnification hereunder or that the Manager of Officer or the Company's or the Manager's or Officer's respective Affiliates, agents, employees, advisors, consultants, or other independent contractors did not act in good faith and in a manner which it or they reasonably believed to be in or not opposed to the best interests of the Company.

                  (b) In the event the indemnification obligation of this
Section 12.2 shall be deemed unenforceable to any extent by a court of competent jurisdiction, such unenforceable portion shall be modified or stricken so as to give effect to this Section 12.2 to the fullest extent permitted by law.

                  (c) The right of indemnification hereby provided shall not be exclusive of or affect any other rights that a Manager or Officer or any of its Affiliates may have. Nothing contained in this Section 12.2 shall limit any lawful rights to indemnification existing independently of this Section 12.2.

                  (d) Notwithstanding anything contained herein to the contrary, any amount which the Manager or Officer or the Company's or the Manager's or Officer's respective Affiliates, agents, employees, advisors, consultants, and other independent contractors is entitled to receive under this Section 12.2 shall be paid only out of the assets of the Company and any insurance proceeds available to the Company for such purposes. Notwithstanding anything contained herein to the contrary or under any law, no Member of the Company shall be personally liable for the payment of any amount that a Manager or Officer or an Affiliate, agent, employee, advisor, consultant, or other independent contractor of the Company or a Manager or Officer is entitled to receive under this Section 12.2, to make any capital contribution to the Company or to return any capital distribution made to it by the Company or to restore any negative capital account balance of that Member, to enable the Company to make any payment under this Section 12.2.

13. ACCOUNTS, BOOKS, RECORDS, ACCOUNTING, REPORTS, AND TAX MATTERS.

         13.1. Bank Accounts.

                  (a) Funds of the Company shall be deposited in such account or accounts of a type, in form and name, and in a bank(s) or other financial institution(s) the deposits of which are insured by the Federal Deposit Insurance Corporation or other depository insurance institutions, as selected by the Board. The Board shall arrange for the appropriate conduct of such accounts. Funds may be withdrawn from such accounts only for bona fide and legitimate Company purposes and may from time to time be invested in such short-term securities, money market funds, certificates of deposit, or other liquid assets as the Board deems appropriate.

                  (b) The Members acknowledge that the Board may maintain Company funds in accounts, money market funds, certificates of deposit, or other liquid assets in excess of the insurance provided by the Federal Deposit Insurance Corporation or other depository insurance institutions, and that the Board shall not be accountable or liable for any loss of such funds resulting from failure or insolvency of the depository institution holding such funds.

         13.2. Maintenance of Books and Records.

                  (a) At all times during the term of the Company, the Board shall keep, or cause to be kept, full and faithful books of account, records, and supporting documents, which shall reflect, completely, accurately, and in reasonable detail, each transaction of the Company (including, without limitation, transactions with the Managers, Officers, Members, or Affiliates of a Manager, Officer or any Member). The books of account, records, and all documents and other writings of the Company shall be kept and maintained either at the principal office of the Company described in Section 3.2, or at the principal office of the Company.

                  (b) Required Records. The Board shall cause the Company to keep at its principal office the following:

                           (i) a current list of the full name and last known
business address of each Member, in alphabetical order;

                           (ii) a copy of the Certificate of Formation of the
Company, and all Articles of Amendment and Certificates of Amendment thereto;

                           (iii) copies of the Company's federal, state, and
local income tax returns and reports, if any, for the three most recent years;

                           (iv) a copy of this Agreement, as amended;

                           (v) copies of the Company's financial statements for
the three most recent years.

14. DISSOLUTION AND TERMINATION.

         14.1. Events Causing Dissolution and Winding Up.

                  The Company shall be dissolved and wound up upon the first to occur of one of the following events:

                  (a) As required by specific provisions of this Agreement.

                  (b) As otherwise required by the Act.

         14.2. Liquidating the Company.

                  (a) if the Board determines that it is in the best interest of the Company and the Members, the Board may sell or otherwise liquidate the Company assets in a bona fide sale or sales to outsiders at such prices, and upon such terms and at such times as it may determine, having due regard to the activity and the condition of the relevant market and general financial and economic conditions and consistent with its fiduciary obligations to the Members. During the period of winding up of the Company, the party responsible therefor may exercise all powers granted to the Board under this Agreement, and may adopt such plan, method, or procedure as may be reasonable to effect an orderly winding up.

                  (b) (i) After paying or providing for the payment of all Company debts, the proceeds of sale shall be distributed as Net Proceeds from Sale to the Members in accordance with their Capital Accounts after adjustments thereof to reflect allocations in accordance with the Tax Compliance Addendum and distributions under Sections 7.

                           (ii) If the liquidating party determines that an
immediate sale would be financially inadvisable, it may defer sale of the Company assets for a reasonable time, or distribute the assets in kind. If any assets are distributed in kind, then they shall be distributed on the basis of the fair market value thereof as determined by appraisal, and shall be deemed to have been sold at fair market value for purposes of the allocations under the Tax Compliance Addendum. Unless the Members otherwise agree, there shall be distributed to the Members, as tenants-in-common, undivided interests in the assets equal to the distributions to which they are entitled under Section 7.

                  (c) If the Company is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(G), then the liquidating distribution shall be made by the later of (i) the end of the Company Fiscal Year in which liquidation occurs, or (ii) ninety (90) days after the date of liquidation.

                  (d) Within a reasonable time following the completion of the liquidation of the Company, the Board shall supply to each of the Members a statement that shall set forth the assets and the liabilities of the Company as of the date of complete liquidation and each Member's portion of the distributions pursuant to this Agreement. Upon completion of the liquidation of the Company and the distribution of all Company assets, the Company shall terminate, and the Board shall have the authority to execute and record a Certificate of Cancellation of the Company as well as any and all other documents required to effectuate the dissolution and termination of the Company.

15. MISCELLANEOUS PROVISIONS.

         15.1. Construction.

                  This Agreement shall not be construed more strictly against one party than any other by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that each party has contributed substantially and materially to the preparation of this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

         15.2. Successors and Assigns.

                  Subject to the limitations on transferability contained herein, each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the successors, heirs, and assigns (including an assignee of all or part of a Membership Interest) of the respective parties hereto.

         15.3. Counterparts.

                  This Agreement and any amendment hereof may be executed in any number of counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. In producing this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the person against whom enforcement is sought.

         15.4. No Waivers by Implication.

                  No waiver of any provision of this Agreement shall be effective unless the same shall be set forth in a writing signed by each party, and then only to the extent specifically set forth therein. No course of dealing on the part of any party, or their respective officers, directors, employees, consultants, or agents; nor any failure or delay by any party with respect to exercising any of their respective rights, powers, or privileges under this Agreement or law shall operate as a waiver thereof. No waiver by any party of any condition or the breach of any term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed a further or continuing waiver of any condition or covenant, representation, or warranty of this Agreement.

         15.5. Notices.

                  Unless otherwise specified herein, all notices, requests, and other communications to any party hereunder shall be in writing (including telexes, telecopies, facsimile transmissions, and similar writings) and shall be given to such party at its address or telecopier number set forth in the records of the Company or such other address or telecopier number as such party may hereafter specify for that purpose by notice to the Company. A duplicate copy of each notice given hereunder shall be given to the Board.

                  Each such notice, request, or other communication shall be effective (a) if given by telecopier, when such telecommunication is transmitted and confirmation of receipt obtained; (b) if given by mail, upon receipt; or (c) if given by any other means, when delivered at the address specified in this
Section 15.

         15.6. Reproductions.

                  This Agreement and all other documents, instruments, and agreements in the possession of the parties that relate hereto or thereto may be reproduced by any party, and any such reproduction shall be admissible in evidence, with the same effect as the original itself, in any judicial or other administrative proceeding, whether the original is in existence. No party will object to the admission in evidence of any such reproduction, unless the objecting person reasonably believes that the reproduction does not accurately reflect the contents of the original and objects on that basis.

         15.7. Entire Agreement.

                  This Agreement, together with the exhibits, schedules, and attachments to this Agreement, embodies the sole and entire operating agreement and understanding among the Members, and supersedes all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. No representation, promise, inducement, or statement of intention has been made by any party that is not embodied in this Agreement, the exhibits or schedules hereto, or the statements, deeds, certificates, schedules, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby. No party shall be bound by or be liable for any alleged representation, promise, inducement, or statement of intention not so set forth.

         15.8. Exhibits, Schedules, and Attachments.

                  The exhibits, schedules, and attachments attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein. If there is a conflict between the terms, conditions, representations, warranties, and covenants contained in this Agreement and any exhibits, schedules, and attachments to this Agreement, then the provisions in this Agreement shall control.

         15.9. Rights Cumulative.

                  Except as set forth herein, all rights, powers, and remedies herein given to the parties are cumulative and not alternative, and are in addition to all statutes or rules of law; any forbearance or delay by the parties in exercising the same shall not be deemed to be a waiver thereof, and the exercise of any right or partial exercise thereof shall not preclude the further exercise thereof, and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by the parties.

         15.10. Governing Law.

                  This Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia applicable to contracts made and to be performed therein (without giving effect to its choice of law principles).

         15.11. Venue.

         Venue for any suit involving this Agreement shall be in either the Circuit Court for the County of ________________________, Virginia or the United States District Court for the Eastern District of Virginia, sitting in the City of Alexandria, Virginia. Each Member hereby irrevocably submits to personal jurisdiction of such court, and, provided that a copy of any service is mailed via certified mail, return receipt requested to the Member at the notice address for such Member, authorizes, appoints and empowers the President as his Attorney in Fact to accept service of process on behalf of such Member

         15.12.   Severability.

         If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provision which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable.

         15.13. Captions.

                  The captions of and sections in this Agreement are for convenience of reference only, shall not define or limit the provisions hereof, and shall not have any legal or other significance whatsoever.

         15.14. Third Party Rights.

                  It is the intention of the parties that nothing in this Agreement shall be deemed to create any right with respect to any person or entity not a party to this Agreement or the successor or assign thereof.

         15.15.   Survival.

                  Except as otherwise provided in this Agreement, all representations, warranties, covenants, and agreements made in this Agreement, and in any document, instrument, agreement, assignment, certificate, or statement delivered pursuant hereto or in connection herewith, shall survive the dissolution and final liquidation of the Company.

         15.16. Investment Representation.

                  Each Member, by executing this Agreement, represents and warrants that its interest in the Company has been acquired by it for its own account for investment and not with a view to resale or distribution thereof and that it is fully aware that in agreeing to admit it as a Member, the other Members and the Company are relying upon the truth and accuracy of this representation and warranty.

         15.17. Legal Costs.

                  In the event any suit or action at law or in equity, administrative proceeding, insolvency proceeding, or trial or appellate proceeding is brought by the Company or any Member against another Member for a breach of any obligation hereunder, the prevailing party shall be entitled to recover from the other party the reasonable costs and expenses incurred in connection with such suit or action brought pursuant to this Agreement, including, without limitation, attorney's fees.

         15.18. No Brokers.

                  Neither the Company nor any Member shall be obligated to pay any brokerage fees or commissions in connection with the execution of this Agreement. Each Member hereby agrees to indemnity and hold harmless the Company and each Member from and against all claims, losses, damages, and expenses (including, without limitation, legal fees and disbursements) related to any other claim for brokerage fees or commissions as a result of the misrepresentations, inaccuracies, acts, or omissions of such Member in this regard.

16. AMENDMENT.

         16.1. General Amendments.

                  No amendment or modification of this Agreement shall be effective unless approved in writing by Members representing two-thirds of the Membership Interests.

         16.2. Changes Affecting Members.

                  Notwithstanding anything to the contrary in Section 16.1, any amendment to this Agreement that would adversely affect the federal income tax treatment to be afforded a Member, adversely affect the liabilities of a Member, modify the consent and approval rights reserved by the Members, or change the method of allocation of Net Profits or Net Losses or Gain or Loss from Sale as provided in the Tax Compliance Addendum, or the distribution of Net Cash from Operations or Net Proceeds from Sale or Financing as provided in Section 7, shall require the approval of the Member affected; except that the Board is authorized to modify Section 7 or the Tax Compliance Addendum, without the consent of the Members, if, upon advice of counsel for the Company, the modification is necessary to cause the allocations under Section 7 or the Tax Compliance Addendum to have substantial economic effect or to be in accordance with the Members' Membership Interests under Section 704 of the Code and the most recently proposed or final regulations thereunder, so long as the modification does not, by its terms, alter the limited liability of the Members and provided that such modification is not likely to have a material effect on the amounts distributable to any Member pursuant to this Agreement.

         IN WITNESS WHEREOF, the undersigned have each executed or caused this Agreement to be executed under seal as of the day and year first above written.

                                            MEMBER

                                            [NAME OF ENTITY]

                                            By:


                                            By: ____________________________
                                            Name: __________________________
                                            Title: _________________________

                                                                    Exhibit 3.68

                                    EXHIBIT A
                                     TO THE
                     OPERATING AGREEMENT OF [NAME OF ENTITY]

                                  Membership                Initial Capital
                                   Interest                  Contributions
Members                         In the Company


[NAME OF ENTITY]                     ______%                     $________
[ADDRESS]

                                                                    Exhibit 3.68

                                    EXHIBIT B
                                     TO THE
                     OPERATING AGREEMENT OF [NAME OF ENTITY]

                             Tax Compliance Addendum

TA.1  Maintenance of Members' Capital Accounts.

         TA.1(a) Notwithstanding anything to the contrary set forth in the Agreement, the Members acknowledge and agree their desire to establish and maintain Capital Accounts in accordance with Section 1.704-1(b) of the Regulations and in compliance therewith agree that the following adjustments shall apply to the establishment or maintenance of their capital accounts:

                  TA.1(a)(i) There shall be credited to each Member's Capital Account the amount of any cash (which shall not include imputed or actual interest on any deferred contributions) actually contributed by such Member to the capital of the Company, the Fair Market Value of any property contributed by such Member to the capital of the Company (net of any liabilities secured by such property that the Company is considered to assume or take subject to under
Section 752 of the Code), such Member's share of the Net Profits of the Company and of any items in the nature of income or gain separately allocated to the Members and such Member's share of any adjustments pursuant to Section 48(q)(2) of the Code; and there shall be charged against each Member's Capital Account the amount of all cash distributions to such Member, the Fair Market Value of any property distributed to such Member by the Company (net of any liability secured by such property that the Member is considered to assume or take subject to under Section 752 of the Code), such Member's share of the Net Losses of the Company and of any items in the nature of losses or deductions separately allocated to the Members and such Member's share of any adjustments pursuant to
Section 48(q)(1) of the Code.

                  TA.1(a)(ii) If the Company at any time distributes any of its assets in-kind to any Member, the Capital Account of each Member shall be adjusted to account for that Member's allocable share (as determined under Section TA.2 below) of the Net Profits or Net Losses that would have been realized by the Company had it sold the assets that were distributed at their respective fair market values immediately prior to their distribution.

                  TA.1(a)(iii) In the event that the Company makes an election under Section 754 of the Code, the amounts of any adjustments to the bases (or Carrying Values) of the assets of the Company made pursuant to Section 743 of the Code shall not be reflected in the Capital Accounts of the Members, but the amounts of any adjustments to the bases (or Carrying Values) of the assets of the Company made pursuant to Section 734 of the Code as a result of the distribution of property by the Company to a Member (to the extent that such adjustments have not previously been reflected in the Members' Capital Accounts) shall be reflected in the Capital Accounts of the Members in the manner prescribed in Regulations under Section 704(b) of the Code.

                  TA.1(a)(iv) If elected by the Company, upon the occurrence of any of the following events, the Capital Account balance of each Member shall be adjusted to reflect the Member's allocable share (as determined under Section TA.2) of the Net Profits or Net Losses that would be realized by the Company if it sold all of its property at its fair market value on the day of the adjustment:

                           TA.1(a)(iv)(A) any increase in any new or existing
Membership Interest in the Company resulting from the contribution of cash or property by such Member to the Company;

                           TA.1(a)(iv)(B) any reduction in a Membership Interest
in the Company resulting from a distribution to such Member in redemption of all or a portion of such Membership Interest in the Company; and

                           TA.1(a)(iv)(C) whenever else allowed under applicable
Regulations.

                  TA.1(a)(v) In the event any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

                  TA.1(a)(vi) To the extent that the Company makes any payment that is treated as a syndication expense or organization expense under Section 709 of the Code and is not amortized (a "Syndication Cost"), such payment shall be charged, at that time, against the Members' Capital Accounts. If at any time thereafter, the Company takes a deduction for federal income tax purposes which is attributable to such payment (or a portion thereof), such deduction shall be allocated solely to the Members, but no adjustment of the Capital Accounts of the Members as a group shall be made upon the deduction of such Syndication Cost.

         TA.1(b) The Members acknowledge and agree that the provisions of Section TA.1(a) above relating to the establishment and maintenance of Capital Accounts are intended by the Members to describe and comply with the requirements of applicable Regulations and are not intended to modify or create independent rights among the parties except to the extent required to comply with applicable Regulations that must be complied with in order for the allocations of Net Profit and Net Loss provided in this Agreement to have "economic effect" under applicable Regulations.

TA.2  Allocations of Net Profits, Net Losses and Credits.

Except as expressly otherwise provided in this Agreement, the Company's Net Profits or Net Losses and tax credits for a calendar year shall be allocated among the Members for the calendar year as follows.

         TA.2(a) Credits. All tax credits (and credit recapture, if any) shall be allocated in the manner specified by the Code and the Regulations.

         TA.2(b) Net Profits and Net Losses.

                  TA.2(b)(i) Net Profits. After making the special allocations required by Sections TA.2(c) and TA.2(e)-(j), and except as provided in Section TA.2(d), the Net Profits and Net Losses for each calendar year shall be allocated to the Members pro rata, in proportion to their respective Membership Interest or as otherwise required by the Code.

                  TA.2(b)(ii) Net Losses. After making the special allocations required by Sections TA.2(c) and TA.2(e)-(j) and except as otherwise provided in Section TA.2(d), the Net Losses of the Company for any calendar year shall be allocated to the Members pro rata, in proportion to their respective Membership Interest or as otherwise required by the Code.

         TA.2(c) Contributed Property. Income, gain, loss, deduction with respect to property contributed to the Company by a Member or property the Carrying Value of which is adjusted in accordance with the terms of this Agreement shall be allocated among the Members in accordance with Section 704(c) of the Code. This allocation is for tax purposes only and shall not affect the Member's Capital Accounts.

         TA.2(d) Allocations Upon Dissolution. Upon the dissolution of the Company, Net Profits and Net Losses, including Net Profits from the sale shall be allocated first to the Members in such proportions and in such amounts as would result in the respective Capital Account balances of each Member being in a ratio to the Capital Accounts of the other Members proportionate to the respective Membership Interest of each of the Members. The remainder of the Net Profits shall be allocated to the Members, pro rata, in proportion to their respective Membership Interest.

         TA.2(e) Company's Minimum Gain. Notwithstanding the provisions of Sections TA.2(a) through (d), if in any year there is a net decrease in the amount of the Company's Minimum Gain (including minimum gain attributable to Member Nonrecourse Debt) each Member with a share of the Company's Minimum Gain shall first be allocated items of Net Profits and gain for such year (and, if necessary, subsequent years) in the amounts and in the manner required by
Section 1.704-2(f) of the Regulations.

         TA.2(f) Notwithstanding the provisions of Sections TA.2(a) through (d), if, during any year a Member (i) is allocated pursuant to Section 706(d) of the Code or Section 1.751-1(b)-(2)(ii) of the Regulations any Net Losses, deductions or any expenditures described in Section 705(a)(2)(B) of the Code, (ii) is distributed any cash or property from the Company to the extent such distributions exceed offsetting increases to such Member's Capital Account that are reasonably expected to occur during such year, or (iii) receives any other adjustment, allocation or distribution described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, and, as a result of such adjustment, allocation or distribution, such Member has an Excess Negative Balance in his Capital Account, then items of Net Profits and gain for such year (and, if necessary, subsequent years) shall first be allocated to such Member in an amount equal to its Excess Negative Balance.

         TA.2(g) Notwithstanding the provisions of Sections TA.2(a) through (d), in no event shall Net Losses of the Company be allocated to a Member if such allocation would result in such Member having an Excess Negative Balance in its Capital Account.

         TA.2(h) Notwithstanding the provisions of Sections TA.2(a) through (d), in the event that Net Profits, Net Losses or items thereof are allocated to one or more Members pursuant to subsections (f) and (g) above, subsequent Net Profits and Losses will first be allocated (subject to the provisions of subsections (f) and (g)) to the Members in a manner designed to result in each Member having a Capital Account balance equal to what it would have been had the original allocation of Net Profits, Net Losses or items thereof pursuant to subsections (f) and (g) not occurred.

         TA.2(i) Notwithstanding any other provision of this Section TA.2, the amount of the Net Profits, Net Losses, credits, or other items thereof that will be allocated to a Member shall not be less than a one percent (1%) of the amount of such items in each calendar year.

         TA.2(j) The respective interests of the Members in the Net Profits and Net Losses or items thereof shall remain as set forth above unless changed by amendment to this Agreement or by an assignment of an interest in the Company authorized by the terms of this Agreement. Except as otherwise provided herein, for tax purposes, all items of income, gain, loss, deduction or credit shall be allocated to the Members in the same manner as are Net Profits and Net Losses; provided, however, that if the Carrying Value of any property of the Company differs from its adjusted basis for tax purposes, then items of income, gain, loss, deduction or credit related to such property for tax purposes shall be allocated among the Members so as to take account of the variation between the adjusted basis of the property for tax purposes and its Carrying Value in the manner provided for under Section 704(c) of the Code.

                                                                    Exhibit 3.68


                                    EXHIBIT C
                                     TO THE
                     OPERATING AGREEMENT OF [NAME OF ENTITY]

                                Initial Officers


         President:
         Vice President:
         Secretary/Treasurer: